AIM LEISURE FUND                                                   SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING: 9/30/2009
FILE NUMBER :       811-3826
SERIES NO.:                4

74U.   1 Number of shares outstanding (000's Omitted)
         Class A                                                           2,026

       2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
         Class B                                                             375
         Class C                                                             536
         Class R                                                              32
         Class Y                                                              49
         Investor Class                                                   10,196

74V.   1 Net asset value per share (to nearest cent)
         Class A                                                          $27.69

       2 Net asset value per share of a second class of open-end
         company shares (to nearest cent)
         Class B                                                         $ 26.48
         Class C                                                         $ 25.58
         Class R                                                         $ 27.52
         Class Y                                                         $ 27.70
         Investor Class                                                  $ 27.63